FIRST AMENDMENT TO THE

PARTIAL FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the last date of the signature block (the “Effective Date”) to the Partial Fund Administration Servicing Agreement dated as of April 3, 2025 (the “Agreement”), is entered into by and between PRAXIS FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company

(“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following fund to Exhibit A:

●	Praxis Impact International ETF

and;

WHEREAS, Section 12(E) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

PRAXIS FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Kathy Glick Miller	By:	/s/ Elizabeth Scalf
Name:	Kathy Glick Miller	Name:	Elizabeth Scalf
Title:	Vice President, Praxis Funds	Title:	Senior Vice President
Date:	5/6/2026	Date:	5/6/2026

Exhibit A

Partial Fund Administration Servicing Agreement

Separate Series of Praxis Funds

Name of Series

Praxis Impact Large Cap Value ETF

Praxis Impact Large Cap Growth ETF

Praxis Impact International ETF

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